Exhibit 2.1

FIRST AMENDMENT TO MERGER AGREEMENT


         THIS FIRST AMENDMENT TO MERGER AGREEMENT dated as of September 14, 1998 (this "Amendment") is entered into by and among GALVESTON'S STEAKHOUSE CORP., a Delaware corporation ("Buyer"), and TRI-CORE STEAKHOUSE, INC., a Delaware corporation ("Merger Sub"), on the one hand, and PARAGON STEAKHOUSE RESTAURANTS, INC., a Delaware corporation (the "Company"), and KYOTARU CO., LTD., a Japanese corporation (the "Parent Company"), on the other hand, amending that certain Merger Agreement dated as of August 31, 1998, by and among Buyer and Merger Sub, on the one hand, and the Company and the Parent Company, on the other hand (the "Merger Agreement"). Buyer, Merger Sub, the Company and the Parent Company are collectively referred to herein as the "Parties."

RECITALS
         WHEREAS, the Parties executed the Merger Agreement as of August 31, 1998 pursuant to which Merger Sub will be merged with and into the Company in accordance with Delaware General Corporation Law and the terms of the Merger Agreement;

         WHEREAS, pursuant to Section 9.20 of the Merger Agreement, the Merger Agreement shall not be deemed an effective or binding obligation of the Parties until the execution of a letter agreement, which shall be mutually acceptable to the Parties, between the Company and Credit Suisse First Boston amending that certain Loan Agreement dated as of August 30, 1996, by and among the Company, Paragon of Michigan, Inc. and Credit Suisse First Boston (the "Letter Agreement");

         WHEREAS, pursuant to Section 9.20 of the Merger Agreement, a mutually acceptable Letter Agreement must be executed on or before fourteen (14) days following the execution of the Merger Agreement;

         WHEREAS, the Parties have agreed to change the date by which the Letter Agreement must be executed to twenty-five (25) days following the execution of the Merger Agreement; and

         WHEREAS, the Parties agree that the Merger Agreement should be amended to correspond with the agreed upon date.

         NOW, THEREFORE, in consideration of good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree to amend the Merger Agreement as follows:

AGREEMENT
         Section 1. Effectiveness. The Parties hereby amend Section 9.20 of the Merger Agreement to change the deadline for the execution of the Letter Agreement from "fourteen (14) days" to "twenty-five (25)" following the execution of the Merger Agreement.

         Section 2. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

         Section 3. Ratification and Reaffirmation of the Merger Agreement. Except as hereby expressly amended, the Merger Agreement shall remain unchanged.

         Section 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

         Section 5. Interpretation. In the event of any conflict between the provisions of the Merger Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.

         Section 6. Binding Effect. This Amendment shall inure to the benefit of and shall be binding upon the Parties and their respective successors and assigns.

                               [signatures follow]

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers, attorneys-in-fact or trustees thereunto duly authorized as of the day and year first above written.


GALVESTON'S STEAKHOUSE CORP.,
a Delaware corporation

By:      /s/ Richard M. Lee
         -----------------------------
Name:    Richard M. Lee
Title:   Chief Executive Officer

PARAGON STEAKHOUSE RESTAURANTS, INC.,
a Delaware corporation

By:      /s/ Richard S. Kay
         ---------------------------
Name:    Richard S. Kay
Title:   President

TRI-CORE STEAKHOUSE, INC.,
a Delaware corporation

By:      /s/ Richard M. Lee
         ---------------------------
Name:    Richard M. Lee
Title:   President

KYOTARU CO., LTD.,
a Japanese corporation

By:      /s/ Terry Oshima
         ---------------------------
Name:    Terry Oshima
Title:   Attorney-in-Fact

APPROVED AND ACCEPTED:

By:      /s/ Tokiyoshi Yano
         ---------------------------
Name:    Tokiyoshi Yano
Title:   Deputy Trustee of Kyotaru Co., Ltd.

                                                                    Exhibit 2.2

SECOND AMENDMENT TO MERGER AGREEMENT


         THIS SECOND AMENDMENT TO MERGER AGREEMENT dated as of September 25, 1998 (this "Amendment") is entered into by and among GALVESTON'S STEAKHOUSE CORP., a Delaware corporation ("Buyer"), and TRI-CORE STEAKHOUSE, INC., a Delaware corporation ("Merger Sub"), on the one hand, and PARAGON STEAKHOUSE RESTAURANTS, INC., a Delaware corporation (the "Company"), and KYOTARU CO., LTD., a Japanese corporation (the "Parent Company"), on the other hand, amending that certain Merger Agreement dated as of August 31, 1998, as amended by the certain First Amendment to Merger Agreement date as of September 14, 1998, by and among Buyer and Merger Sub, on the one hand, and the Company and the Parent Company, on the other hand (collectively, the "Merger Agreement"). Buyer, Merger Sub, the Company and the Parent Company are collectively referred to herein as the "Parties."

RECITALS
         WHEREAS, the Parties executed the Merger Agreement as of August 31, 1998 pursuant to which Merger Sub will be merged with and into the Company in accordance with Delaware General Corporation Law and the terms of the Merger Agreement;

         WHEREAS, the Parties executed the First Amendment to Merger Agreement as of September 14, 1998 pursuant to which the Parties agreed to extend the required execution date of a letter agreement, which shall be mutually acceptable to the Parties, between the Company and Credit Suisse First Boston amending that certain Loan Agreement dated as of August 30, 1996, by and among the Company, Paragon of Michigan, Inc. and Credit Suisse First Boston (the "Letter Agreement").

         WHEREAS, pursuant to Section 9.20 of the Merger Agreement, the Merger Agreement shall not be deemed an effective or binding obligation of the Parties until the execution of the Letter Agreement;

         WHEREAS, pursuant to Section 9.20 of the Merger Agreement, a mutually acceptable Letter Agreement must be executed on or before twenty-five (25) days following the execution of the Merger Agreement;

         WHEREAS, the Parties have agreed to change the date by which the Letter Agreement must be executed to thirty-five (35) days following the execution of the Merger Agreement; and

         WHEREAS, the Parties agree that the Merger Agreement should be amended to correspond with the agreed upon date.

         NOW, THEREFORE, in consideration of good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree to amend the Merger Agreement as follows:

AGREEMENT
         Section 7. Effectiveness. The Parties hereby amend Section 9.20 of the Merger Agreement to change the deadline for the execution of the Letter Agreement from "twenty-five (25)" to "thirty-five (35)" days following the execution of the Merger Agreement.

         Section 8. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

         Section 9. Ratification and Reaffirmation of the Merger Agreement. Except as hereby expressly amended, the Merger Agreement shall remain unchanged.

         Section 10. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

         Section 11. Interpretation. In the event of any conflict between the provisions of the Merger Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.

         Section 12. Binding Effect. This Amendment shall inure to the benefit of and shall be binding upon the Parties and their respective successors and assigns.

                               [signatures follow]

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers, attorneys-in-fact or trustees thereunto duly authorized as of the day and year first above written.


GALVESTON'S STEAKHOUSE CORP.,
a Delaware corporation

By:      /s/ Richard M. Lee
         ---------------------------
Name:    Richard M. Lee
Title:   Chief Executive Officer

PARAGON STEAKHOUSE RESTAURANTS, INC.,
a Delaware corporation

By:      /s/ Richard S. Kay
         ---------------------------
Name:    Richard S. Kay
Title:   President

TRI-CORE STEAKHOUSE, INC.,
a Delaware corporation

By:      /s/ Richard M. Lee
         ---------------------------
Name:    Richard M. Lee
Title:   President

KYOTARU CO., LTD.,
a Japanese corporation

By:      /s/ Terry Oshima
         ---------------------------
Name:    Terry Oshima
Title:   Attorney-in-Fact

APPROVED AND ACCEPTED:

By:      /s/ Tokiyoshi Yano
         ---------------------------
Name:    Tokiyoshi Yano
Title:   Deputy Trustee of Kyotaru Co., Ltd.

                                                                    Exhibit 2.3

THIRD AMENDMENT TO MERGER AGREEMENT


         THIS THIRD AMENDMENT TO MERGER AGREEMENT dated as of December 7, 1998 (this "Third Amendment") is entered into by and among GALVESTON'S STEAKHOUSE CORP., a Delaware corporation ("Buyer"), and TRI-CORE STEAKHOUSE, INC., a Delaware corporation ("Merger Sub"), on the one hand, and PARAGON STEAKHOUSE RESTAURANTS, INC., a Delaware corporation (the "Company"), and KYOTARU CO., LTD., a Japanese corporation (the "Parent Company"), on the other hand, amending that certain Merger Agreement dated as of August 31, 1998, as amended by that certain First Amendment to Merger Agreement dated as of September 14, 1998 and that certain Second Amendment to Merger Agreement dated as of September 25, 1998, by and among Buyer and Merger Sub, on the one hand, and the Company and the Parent Company, on the other hand (collectively, the "Merger Agreement"). Buyer, Merger Sub, the Company and the Parent Company are collectively referred to herein as the "Parties." All capitalized terms used but not defined in this Third Amendment shall have the meanings ascribed to them in the Merger Agreement.

RECITALS
         WHEREAS, the Parties executed the Merger Agreement dated as of August 31, 1998 pursuant to which Merger Sub will be merged with and into the Company in accordance with Delaware General Corporation Law and the terms of the Merger Agreement;

         WHEREAS, the Parties executed the First Amendment to Merger Agreement as of September 14, 1998 and the Second Amendment to Merger Agreement as of September 25, 1998, pursuant to which the Parties agreed to extend the required execution date of a letter agreement, which shall be mutually acceptable to the Parties, between the Company and Credit Suisse First Boston amending that certain Loan Agreement dated as of August 30, 1996, by and among the Company, Paragon of Michigan, Inc. and Credit Suisse First Boston (the "Letter Agreement"); and

         WHEREAS, the Parties have agreed to further amend the Merger Agreement pursuant to this Third Amendment.

         NOW, THEREFORE, in consideration of good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree to amend the Merger Agreement as follows:

AGREEMENT
         Section 1. Definitions. The following definitions contained in Article I of the Merger Agreement are deleted in their entirety: "Holdback Agent," "Holdback Escrow Agreement," "J.W. Childs Holdback," "J.W. Childs Holdback Agent," "Leasehold Consent Holdback" and "Leasehold Consent Holdback Agent."

         Section 2. Closing Date. Notwithstanding anything to the contrary contained in Sections 2.02 and 8.03 of the Merger Agreement, unless the Parties otherwise mutually agree in writing, the Closing Date shall be the Friday of the first full calendar week following the Parent Company's delivery of the Japanese Approvals in accordance with Section 9.20 of the Merger Agreement.

         Section 3. Conversion of Company Shares. Section 2.04(f) of the Merger Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

              Conversion of Company Shares. At and as of the Effective Time and in accordance with Section 2.05 below, the Company Shares shall be converted into the right to receive from Buyer an amount in the aggregate equal to Six Hundred Thousand Dollars ($600,000) in cash plus a promissory note (the "Note") issued by the Buyer to the Parent Company in the principal amount of Six Hundred Thousand Dollars ($600,000) and having the terms and provisions set forth in a promissory note in the form attached hereto as Exhibit I (collectively, the "Merger Consideration"); provided, however, (i) the principal amount of the Note shall be reduced to Three Hundred Fifty Thousand Dollars ($350,000) should Buyer pay the principal amount of the Note in full, together with any interest accrued thereon, within sixty (60) calendar days following the Closing, or (ii) the principal amount of the Note shall be reduced to Four Hundred Thousand Dollars ($400,000) should Buyer pay the principal amount of the Note in full, together with any interest accrued thereon, within one hundred twenty (120) calendar days following the Closing. No Company Share shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 2.04(f) after the Effective Time.

         Section 4. Procedures for Payment. Section 2.05 of the Merger Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

                   2.05 Procedures for Payment. At the Closing, and against the surrender by the Parent Company of the stock certificate or certificates representing the Company Shares in accordance with
         Section 7.01 hereof, the Merger Consideration shall be paid by the Buyer to the Parent Company as follows:

                         (a) The sum of One Hundred Thousand Dollars ($100,000) shall be paid by Buyer to the Parent Company by wire transfer of immediately available funds to a bank account designated in writing by the Parent Company;

                         (b) The Deposit shall be credited against the Merger Consideration and deemed paid by the Buyer to the Parent Company upon the disbursement thereof to the Parent Company in the amount of $114,000 and to BT Alex Brown Incorporated in the amount of $386,000 for an aggregate amount of Five Hundred Thousand Dollars ($500,000), in each case, in accordance with the Escrow Agreement; and

                        (c) Buyer shall deliver to the Parent Company the Note in the form attached hereto as Exhibit I.

         Section 5. Intercompany Debt. Section 6.15 of the Merger Agreement is hereby amended by the addition of the following provision as the final sentence thereof:

                  "The Company shall execute and deliver to the Parent Company, and the Parent Company shall execute and deliver to the Company, a Mutual General Release in the form attached hereto as Exhibit "A" to this Third Amendment (the "Mutual General Release")."

         Section 6. Covenants. Article VI of the Merger Agreement is hereby amended by the addition of the following provision at the end thereof:

                  6.19 Title. The Parent Company and the Company shall use all Commercially Reasonable Efforts to take all actions and do all things required to remove (or expunge) those certain Affidavits of Contract Affecting Real Estate (the "Affidavits") filed by or on the behalf of J.W. Childs Equity Partners, L.P. from the title of the Real Property; provided, however, that such removal (or expungement) shall not be a condition to Closing.

         Section 7. Conditions to Closing. The Parties hereby agree as follows with respect to Sections 7.01 and 7.02 of the Merger Agreement:

                  (a) The Parent Company, on behalf of itself and the Company, and Buyer and Merger Sub hereby waive each of the conditions contained in the first sentence of Sections 7.02(b) and 7.01(k) of the Merger Agreement, respectively, only to the extent they apply to the J.W. Childs Litigation and any pending or threatened litigation commenced by Credit Suisse First Boston.


                 (b) Section 7.01(j) of the Merger Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:


               Intercompany Debt and Liabilities. All debt owed by Company and its Subsidiaries to the Parent Company or any Affiliate of the Parent Company shall have been canceled. The Parent Company shall have executed and delivered the Mutual General Release to the Company.

                (c) Section 7.02(h) of the Merger Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

               Intercompany Debt and Liabilities. All debt owed by Parent Company and any of its Affiliates or Subsidiaries, including, without limitation, Kyotaru USA, Inc., to the Company and its Subsidiaries shall have been canceled. The Company shall have executed and delivered the Mutual General Release to the Parent Company.

                (d) Section 7.02 of the Merger Agreement is hereby amended by the insertion of the following as Section 7.02(j):

                 Execution and Delivery of the Indemnity Agreement. Richard M. Lee and Hiram J. Woo, in their individual capacities, shall have executed and delivered to the Parent Company the Indemnity Agreement in the form attached hereto as Exhibit "B" to this Third Agreement (the "Indemnity Agreement").

         Section 8. Closing Date/Extended Closing Date. Section 8.03 of the Merger Agreement is hereby deleted in its entirety and the Parties specifically agree that Buyer shall have no obligation to make the Additional Deposit.

         Section 9. Indemnification. Section 9.03 of the Merger Agreement is hereby deleted in its entirety.

         Section 10. Limitations on Indemnity. Section 9.04 of the Merger Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                                    9.04. Limitation of Indemnity. From and
         after the Closing, the Parent Company shall have no liability or obligation to provide any indemnity to the Company, Buyer or Merger Sub in connection with the Merger, the J.W. Childs Litigation or otherwise related in any way to the Company or any of its Subsidiaries or the transactions contemplated by this Agreement.

         Section 11. Defense of the J.W. Childs Litigation. Section 9.05 of the Merger Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                                    9.05. Defense of the J.W. Childs Litigation.

               (a) In the event of and upon the Closing, the Parties agree that
         (i) Buyer shall have the right and authority to control the defense of the Company in connection with the J.W. Childs Litigation, including any compromise or settlement thereof, (ii) the Parent Company and Kyotaru USA, Inc., a Delaware corporation ("KUSA"), shall retain the right and authority to control the defense of the Parent Company and KUSA in connection with the J.W. Childs Litigation, including any compromise or settlement thereof, (iii) each of the Company, the Parent Company and KUSA shall have the right, at its sole cost and expense, to employ and engage attorneys of its own choice to handle and defend itself in connection with the J.W. Childs Litigation, (iv) each of the Company, the Parent Company and KUSA shall have the right and authority to compromise or settle the J.W. Childs Litigation with respect to claims asserted against itself in its sole and absolute discretion; provided, however, that the Company, the Parent Company and KUSA shall be individually responsible for any damages, settlements, and all costs and expenses related to its compromise or settlement of the J.W. Childs Litigation, and (v) each of the Company, the Parent Company and

         KUSA will keep the other Parties reasonably informed of the progress of any such defense, compromise or settlement.


               (b) The Parent Company and the Company agree to defend, and shall cause their legal counsel to use all Commercially Reasonable Efforts to defend, the J.W. Childs Litigation through the Closing Date.

               (c) Immediately following the Closing, the Parent Company and the Company each agree to (i) cause their legal counsel to provide Buyer with a copy of all of its files, current as of the Closing Date, relating to the J.W. Childs Litigation, (ii) provide and to cause their legal counsel to provide Buyer any other documents and information reasonably requested by Buyer's legal counsel in the investigation, trial and defense of the Company in connection with the J.W. Childs Litigation after the Closing (excluding attorney-client privileged communications and privileged attorney work product dated as of or subsequent to the date of the Closing and prepared by the Parent Company's legal counsel), provided that the Parent Company and its legal counsel may retain any and all original documents and provide copies in lieu thereof, (iii) cause the substitution of the attorneys of record for the Company, and (iv) use all Commercially Reasonable Efforts to obtain the cooperation of potential witnesses. Nothing in this Agreement shall be deemed an assignment of, or an obligation to assign, any claims or potential claims against J.W. Childs Equity Partners, L.P. by either of the Company, the Parent Company or KUSA to one another or to Buyer; provided, however, that the Company shall assign such claims to or shall otherwise authorize the Parent Company as may be reasonably necessary to enable the Parent Company to pursue the removal (or expungement) of the Affidavits pursuant to Section 6.19 of this Third Amendment.

               (d) Each of Buyer, the Company and the Parent Company agrees to use all Commercially Reasonable Efforts to cooperate with the other Parties in connection with their respective defense of the J.W. Childs Litigation.

               (e) The provisions of this Section 9.05 shall survive the Closing.

         Section 12. Effectiveness. The Parties hereby acknowledge and agree that the Merger Agreement (other than Sections 6.06 and 9.20 thereof) shall not be deemed an effective or binding obligation of any Party until the Parent Company obtains the Japanese Approval of this Third Amendment and provides documentation to Buyer evidencing the receipt of such Japanese Approval. If the Parent Company does not obtain and provide documentation evidencing the receipt of the Japanese Approval of this Third Amendment within twenty-one (21) days of the execution of this Third Amendment, the Merger Agreement shall (other than Sections 6.06 and 9.20 thereof) remain ineffective and non-binding for all purposes and shall not be effective or binding upon the receipt of the Japanese Approval of this Third Amendment subsequent to the twenty first (21st) day after the execution of this Third Amendment, without the express written consent of the Buyer. Section 6.06 of the Merger Agreement shall be deemed an effective and binding obligation of the Company and the Parent Company effective as of the date hereof, notwithstanding the current lack of receipt of the Japanese Approval of this Third Amendment; provided, however, that Section 6.06 shall expire and shall be of no further force or effect if the Parent Company fails to obtain and provide to Buyer documentation evidencing the receipt of the Japanese Approval of this Third Amendment within twenty-one (21) days of the execution of this Third Amendment.

         Section 13. Japanese Approvals. Notwithstanding anything to the contrary contained in the Merger Agreement, the Parent Company, at its sole cost and expense, shall obtain the Japanese Approval of this Third Amendment and deliver evidence thereof to Buyer within twenty-one (21) days of the execution of this Third Amendment. In addition, each occasion where the Merger Agreement contemplates the Parent Company obtaining the Japanese Approvals and delivering evidence thereof to Buyer, including, without limitation, Section 6.09, shall be deemed to refer to the Parent Company's receipt and delivery of the Japanese Approval of this Third Amendment in accordance with this Section 13.

         Section 14. Indemnification. Buyer and the Company, jointly and severally, shall indemnify, defend and hold harmless the Parent Company and its directors, officers, employees, trustees and affiliates from and against any and all losses, damages, claims, costs and expenses and any other liability whatsoever (including, without limitation, reasonable attorneys' fees, charges and costs) incurred by reason of or arising out of any claim, demand or litigation relating to any legal proceedings commenced on account of any failure to obtain consent to the Merger from (i) the lessor of any leasehold Real Property leased by the Company or any of its Subsidiaries, (ii) the lessor under any equipment lease arrangement between the Company or any of its Subsidiaries and such lessor, or (iii) Credit Suisse First Boston. The provisions of this
Section 14 shall survive the Closing.

         Section 15. Payment of Expenses. Section 6.18 of the Merger Agreement is hereby amended by the insertion of "(including, without limitation, all expenses incurred in connection with the J.W. Childs Litigation)" after the phrase "professional fees" appearing in the fifth line of Section 6.18.

         Section 16. Execution in Counterparts. This Third Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

         Section 17. Ratification and Reaffirmation of the Merger Agreement. Except as hereby expressly amended, the Merger Agreement shall remain unchanged.

         Section 18. Governing Law. This Third Amendment shall be governed by and construed in accordance with the laws of the State of California.

         Section 19. Interpretation. In the event of any conflict between the provisions of the Merger Agreement and the provisions of this Third Amendment, the provisions of this Third Amendment shall control.

         Section 20. Binding Effect. This Third Amendment shall inure to the benefit of and shall be binding upon the Parties and their respective successors and assigns.

                               [signatures follow]

         IN WITNESS WHEREOF, the Parties hereto have caused this Third Amendment to be executed by their respective officers, attorneys-in-fact or trustees thereunto duly authorized as of the day and year first above written.


GALVESTON'S STEAKHOUSE CORP.,
a Delaware corporation

By:      /s/ Richard M. Lee
         ---------------------------
Name:    Richard M. Lee
Title:   Chief Executive Officer

PARAGON STEAKHOUSE RESTAURANTS, INC.,
a Delaware corporation

By:      /s/ Richard S. Kay
         ---------------------------
Name:    Richard S. Kay
Title:   President

TRI-CORE STEAKHOUSE, INC.,
a Delaware corporation

By:      /s/ Richard M. Lee
         ---------------------------
Name:    Richard M. Lee
Title:   President

KYOTARU CO., LTD.,
a Japanese corporation

By:      /s/ Terry Oshima
         ---------------------------
Name:    Terry Oshima
Title:   Attorney-in-Fact

APPROVED AND ACCEPTED:

By:      /s/ Tokiyoshi Yano
         ---------------------------
Name:    Tokiyoshi Yano
Title:   Deputy Trustee of Kyotaru Co., Ltd.

                                                                    Exhibit 2.4

                              CERTIFICATE OF MERGER
                                       OF
                           TRI-CORE STEAKHOUSE, INC.,
                             a Delaware corporation
                                  with and into
                      PARAGON STEAKHOUSE RESTAURANTS, INC.,
                             a Delaware corporation

                         (Pursuant to Section 251 of the
                        Delaware General Corporation Law)


         Pursuant to the provisions of Section 251 of the Delaware General Corporation Law ("DGCL"), Paragon Steakhouse Restaurants, Inc., a Delaware corporation, does hereby certify as follows:

         FIRST: The names and states of incorporation of each of the constituent corporations of the merger are as follows:

Name of Corporation                     State of Incorporation
--------------------                    ----------------------
Tri-Core Steakhouse, Inc.                       Delaware
Paragon Steakhouse Restaurants, Inc.            Delaware

         SECOND: A Merger Agreement (the "Merger Agreement") between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of
Section 251(c) of the DGCL.

         THIRD: Paragon Steakhouse Restaurants, Inc., a Delaware corporation (the "Surviving Corporation") shall be the surviving corporation of the merger.

         FOURTH: The Certificate of Incorporation of Surviving Corporation shall be amended as set forth in Exhibit A attached hereto and made a part hereof.

         FIFTH: The executed Merger Agreement is on file at the office of the Surviving Corporation, the address of which is 10200 Willow Creek Road, San Diego, California 92131.

         SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

         IN WITNESS WHEREOF, Paragon Steakhouse Restaurants, Inc., a Delaware corporation, has caused this Certificate of Merger to be signed by a duly authorized officer thereof this ___ day of December, 1998.


                                        Paragon Steakhouse Restaurants, Inc., a
                                        Delaware corporation


                                       By: __________________________________
                                           Richard Kay, President

                                                                     EXHIBIT A

                          CERTIFICATE OF INCORPORATION

                                       OF

                      PARAGON STEAKHOUSE RESTAURANTS, INC.



                                   ARTICLE ONE

         The name of the corporation is Paragon Steakhouse Restaurants, Inc.

                                   ARTICLE TWO

         The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE THREE

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

         The total number of shares of stock which the corporation has authority to issue is One Thousand (1,000) shares of Common Stock, with a par value of $0.01 per share.

                                  ARTICLE FIVE

         The name and mailing address of the sole incorporator are as follows:

                           V.A. Brookens
                           Corporation Trust Center
                           1209 Orange Street
                           Wilmington, Delaware  19801

                                   ARTICLE SIX

         The corporation is to have perpetual existence.

                                  ARTICLE SEVEN

         In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                  ARTICLE EIGHT

         Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                  ARTICLE NINE

         To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                   ARTICLE TEN

         The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                 ARTICLE ELEVEN

         The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                                                    Exhibit 2.5

                            AGREEMENT NOT TO COMPETE

         This Agreement Not To Compete ("Agreement") dated as of December 18, 1998, is executed and delivered by Kyotaru U.S.A., Inc., a Delaware corporation ("KUSA"), and Kyotaru Co., Ltd. ("Parent Company"), in favor of Galveston's Steakhouse Corp., a Delaware corporation ("Buyer"), and is made contemporaneously with the Closing of a transaction in which Buyer will acquire from Parent Company all of the outstanding capital stock of Paragon Steakhouse Restaurants, Inc., a Delaware corporation ("Company"), through a reverse subsidiary merger of Tri-Core Steakhouse, Inc., which is a wholly-owned subsidiary of Buyer ("Merger Sub"), with and into Company (the "Merger").

                                    RECITALS

         WHEREAS Company and its Subsidiaries are engaged primarily in the business of operating steakhouse restaurants;

         WHEREAS Parent Company is the sole stockholder of Company and KUSA;

         WHEREAS Company, Parent Company, Buyer and Merger Sub are parties to a Merger Agreement dated as of August 31, 1998 (the "Merger Agreement");

         WHEREAS Parent Company and KUSA acknowledge and agree that Parent Company and KUSA have technical expertise associated with the Company's business. In addition, Parent Company and KUSA have valuable business contacts with professionals in the restaurant industry. Furthermore, Company's reputation and goodwill are an integral part of Company's business success throughout the areas where it conducts its business. If Parent Company or KUSA deprive Buyer of any of Company's goodwill or in any manner uses their reputation and goodwill in competition with Buyer, Buyer will be deprived of the benefits it has bargained for pursuant to this Agreement and the Merger Agreement; and

         WHEREAS Because Parent Company and KUSA have the ability to compete with Buyer in the operation of its business, Buyer, therefore, desires that Parent Company and KUSA enter into this Agreement. But for Parent Company's and KUSA's entry into this Agreement, Buyer and Merger Sub would not have entered into the Merger Agreement and would not consummate the Merger. Parent Company and KUSA, in exchange for Buyer's and Merger Sub's entry into the Merger Agreement and their consummation of the Merger, desire to enter into this Agreement.

                                    AGREEMENT

         NOW THEREFORE, as a material inducement to Buyer and Merger Sub to effect the Merger in accordance with the terms and conditions of the Merger Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

         1. Defined Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Merger Agreement.

         2. Term. The term of this Agreement shall commence on the Closing Date and shall expire on the third anniversary of the Closing Date (the "Term").

         3.       Covenant Not To Compete.

                           (a) During the Term of this Agreement, neither
Parent Company nor KUSA nor any of their respective Subsidiaries or Affiliates, unless acting in accordance with Buyer's prior written consent, shall, directly or indirectly, own, manage, join, operate or control, or participate in the ownership, management, operation or control of, or be connected as a director, officer, employee, partner, consultant or otherwise with, or permit their names to be used by or in connection with, any profit or non-profit business or organization which is engaged in the steakhouse restaurant business (as such business is conducted by the Company and its Subsidiaries as the date hereof) or any similar business within the Territory (as defined below) for so long as and over so much of the Territory that the Company or any of its Subsidiaries continues to carry on the steakhouse restaurant business; provided, however, that nothing herein shall be deemed or construed to prohibit the Parent Company or KUSA from owning or holding 5% or less of the capital stock or other equity interests in any entity or organization whose capital stock or equity interests are traded on an established securities exchange or market. The covenants contained in this ss.3(a) shall extend to (i) those states of the United States listed on Annex I hereto, which include, without limitation, those counties listed on Annex II hereto; and (ii) in any other states and counties in which the Company conducts business as of the date hereof (collectively, the "Territory").

                           (b) Neither the Parent Company nor KUSA shall,
directly or indirectly, either for itself or any other Person, (i) induce or attempt to induce any executive or managerial employee of the Company to leave the employ of the Company, (ii) interfere with the relationship between the Company and any executive or managerial employee of the Company in any way,
(iii) employ, or otherwise engage as an employee, independent contractor, or otherwise, any executive or managerial employee of the Company, or (iv) induce or attempt to induce any customer, supplier, licensee, or business relation of the Company to cease doing business with the Company, or otherwise interfere with the relationship between any customer, supplier, licensee, or business relation of the Company in any way.

         4. Severability of Provisions. If any covenant set forth in this Agreement is determined by any court to be unenforceable by reason of its extending for too great a period of time or over too great a geographic area, or by reason of its being too extensive in any other respect, such covenant shall be interpreted to extend only for the longest period of time and over the greatest geographic area, and to otherwise have the broadest application as shall be enforceable. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, which shall continue in full force and effect. Without limiting the foregoing, the covenants contained herein shall be construed as separate covenants, covering their respective subject matters, with respect to each of the separate cities, counties and states of the United States and each political subdivision thereof included within the Territory.

         5. Injunctive Relief. Parent Company and KUSA each acknowledge that (a) the provisions of ss.3 and ss.4 are reasonable and necessary to protect the legitimate interests of Buyer, and (b) any violation of ss.3 or ss.4 will result in irreparable injury to Buyer, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such violation would not be reasonable or adequate compensation to Buyer for such a violation. Accordingly, Parent Company and KUSA agree that if Parent Company and/or KUSA violate the provisions of ss.3 or ss.4, in addition to any other remedy which may be available at law or in equity, Buyer shall be entitled to specific performance and injunctive relief without the necessity of proving actual damages or posting a bond or other security.

         6. Extension of Term. In the event of any violation of ss.3 or ss.4 of this Agreement by Parent Company or KUSA, the Term shall be extended by the period of the duration of such violation.

         7. Notices. All notices, requests, demands, and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if given in the manner and to the address(es) set forth in the Merger Agreement.

         8. Entire Agreement; Amendments. This Agreement and the Merger Agreement constitute the complete, final and exclusive statement of the agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No amendment, supplement, modification or rescission of this Agreement shall be binding unless executed in writing by the parties. The parties expressly acknowledge that they have not relied upon any prior agreements, understandings, negotiations, or discussions, whether oral or written.

         9. Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties, except that Buyer may, without such consent, assign all such rights and obligations to a wholly-owned Subsidiary (or a partnership controlled by Buyer) or Subsidiaries of Buyer or to a successor in interest to Buyer which acquires all of the Capital Stock of the Company or all or substantially all of the assets of the Company and its Subsidiaries and which assumes all obligations and liabilities hereunder.

         10. Attorneys' Fees. In the event Parent Company or KUSA shall fail to perform any of their obligations under this Agreement, Parent Company and KUSA hereby agree that all reasonable expenses, including, but not limited to, reasonable attorneys' fees, which may be incurred by Buyer in enforcing this Agreement shall be paid by Parent Company and KUSA.

         11. Choice of Law; Venue. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California (without reference to any choice of law rules that would require the application of the laws of any other jurisdiction). In the event of any dispute hereunder, the parties agree that the exclusive venue shall be in a court of competent jurisdiction in the State of California, County of Orange.

         12. Succession: This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

         13. Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

                               [signatures follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                                  KYOTARU U.S.A., INC.,
                                                  a Delaware corporation


                                                  By: _________________________

                                                  Its:_________________________


                                                  KYOTARU CO., LTD.
                                                  a Japanese corporation


                                                  By: _________________________

                                                  Its:_________________________


                                                  GALVESTON'S STEAKHOUSE CORP.,
                                                  a Delaware corporation


                                                  By: _________________________

                                                  Its:_________________________

                                     ANNEX I

         The covenants contained in this Agreement shall extend to the following
States: Arizona, California, Illinois, Indiana, Michigan, Nevada, North Carolina, Ohio, Utah, Virginia and Wisconsin.

                                    ANNEX II

        The covenants in this Agreement shall extend to the following counties:


                  (i)      the Counties of Maricopa, Pima and Yuma, each of which is located in the State of
                           Arizona;

                  (ii)     the Counties of Alameda, Contra Costa, Kern, Orange, Placer, Riverside, Sacramento,
                           San Diego, San Mateo, San Francisco, Santa Clara, Solano, Sonoma, Stanislaus and
                           Ventura, each of which is located in the State of California;

                  (iii)    the Counties of Champaign, Peoria and Sangamon, each of which is located in the State of Illinois

                  (iv)     the Counties of Johnson, Marion, St. Joseph and Tippecanoe, each of which is located in the State of Indiana;

                  (v)      the Counties of Eaton, Ingham, Kalamazoo, Kent, Lewanee, Macomb, Oakland, Washtenaq
                           and Wayne, each of which is located in the State of Michigan;

                  (vi)     the County of Clark, which is located in the State of Nevada;

                  (vii)    the County of Wake, which is located in the State of North Carolina;

                  (viii)   the Counties of Butler, Cuyahoga, Hamilton, Lorain,
                           Lucas, Montgomery and Stark, each of which is located in the State of Ohio;

                  (ix)     the County of Salt Lake, which is located in the State of Utah;

                  (x)      the County of Independent City, which is located in the State of Virginia; and

                  (xi)     the County of Dane, which is located in the State of Wisconsin.


                                                                    Exhibit 2.6

                              MANAGEMENT AGREEMENT

         THIS MANAGEMENT AGREEMENT (the "Agreement") is made as of December ___, 1998, by and between Galveston's Steakhouse Corp., a Delaware corporation (the "Buyer"), and Paragon Steakhouse Restaurants, Inc., a Delaware corporation (the "Parties").

                                   WITNESSETH:

         WHEREAS, on or before the date hereof, Buyer has entered into that certain Merger Agreement dated as of August 31, 1998 by and among Buyer and Tri-Core Steakhouse, Inc., a Delaware corporation (the "Merger Sub"), on the one hand, and the Company and Kyotaru Co., Ltd., on the other hand (the "Merger Agreement"), pursuant to which the Merger Sub will be merged with and into the Company (the "Merger");

         WHEREAS the Parties acknowledge that, upon the Closing of the Merger, Buyer will not have been issued by the proper governmental authority a license to sell and serve alcohol in Buyer's own name or its nominee's own name at each of the restaurants currently operated by the Company and listed on Annex A attached hereto (the "Restaurants");

         WHEREAS, pursuant to the terms of the Merger Agreement, the Company has agreed to enter into this Agreement and to cooperate with Buyer in securing liquor license transfers for each of the Restaurants;

         WHEREAS, Buyer has requested upon consummation of the Merger that it or its nominee be allowed to operate, manage, and control all liquor sales at each of the Restaurants pursuant to the same rights currently held by the Company under those certain liquor licenses in the name of the Company covering the Restaurants (individually, an "Existing License", and collectively, the "Existing Licenses"), for a period commencing on the date hereof and terminating the date Buyer or its nominee obtains new liquor licenses in its own name serving each of the Restaurants (the "Interim Period"), and, if permitted by the applicable laws, the Company is willing to allow Buyer to do so on the terms and conditions set forth below;

         WHEREAS, in the event the applicable laws do not permit Buyer to manage and control all liquor sales at any Restaurant pursuant to an Existing License or pursuant to a temporary liquor license issued to Buyer by the applicable authorities permitting such management and control, Buyer has requested that the Company continue to operate and manage each Restaurant where Buyer is not permitted by the applicable laws to manage and control liquor sales, and the Company is willing to operate such Restaurants on the terms and conditions set forth below; and

         WHEREAS, but for the Company's entry into this Agreement, Buyer would not have entered into the Merger Agreement or consummated the Merger.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises contained in the Merger Agreement and herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Issuance of New Licenses. Buyer or its nominee shall promptly apply directly to the appropriate State and County and City authorities for new permanent liquor licenses in Buyer's or its nominee's name, permitting Buyer or its nominee to operate, manage and control liquor sales at each Restaurant (individually, the "New License," and collectively, the "New Licenses"). Buyer or its nominee shall use commercially reasonable efforts to obtain the New Licenses on the earliest practicable date. The Company agrees to reasonably cooperate with Buyer in Buyer's efforts to obtain the New Licenses. All costs and expenses incurred in obtaining the New Licenses, however, shall be borne by Buyer. The Company shall not be responsible for the failure or refusal of any governmental authority to grant the New Licenses, and such refusal or failure shall not excuse Buyer from timely performance of any of Buyer's obligations during the Interim Period as set forth in this Agreement.

                      2. Operating Under Existing Licenses.

                  a. The Company hereby agrees and authorizes Buyer to operate, manage and control during the Interim Period all liquor sales at each Restaurant pursuant to the Company's rights under the Existing License for each Restaurant. The authorization granted in this ss.2(a) by the Company to Buyer shall terminate, with respect to each Restaurant separately, on (i) the date Buyer or its nominee obtains a New License, or (ii) the date on which the Company receives notice from the applicable government authorities that Buyer's use of the Existing License for any Restaurant is in violation of any applicable law. Any termination pursuant to this ss.2(a)(ii) shall apply only to the Restaurant subject to the governance of the complaining authority, and, in no event, shall it terminate the authorization granted to Buyer with respect to the remaining Restaurants.

                  b. The Buyer shall have absolute control over all operations of the Restaurants during the Interim Period, including the purchase and sale of all food and beverages, including alcoholic beverages, and over any employees engaged in operations of the Restaurants. The Buyer shall operate and manage the Restaurants with the standards of quality consistent with the past custom and practice of the Company.

                  c. All costs and expenses incurred in connection with the operations of the Restaurants shall be paid by and be the sole responsibility of Buyer, and Buyer shall be entitled to all proceeds and profits of alcoholic beverage sales and other sales at the Restaurants.

                  d. In the event the authorization granted in ss.2(a) is terminated for the reason stated in ss.2(a)(ii) above, Buyer warrants and represents to the Company that from the date of written notice of such termination, there shall be no sale or service of beer, wine, or other alcoholic beverage at the applicable Restaurant until the Company begins to operate such Restaurant pursuant to the terms of ss. 3 of this Management Agreement.

                            3. Operating Agreements.

                  a. In the event any applicable law prohibits the arrangement contemplated in ss.2(a) of this Agreement for any Restaurant, or if the arrangement contemplated in ss.2(a) is terminated pursuant to ss.2(a)(ii) for any Restaurant, the Company hereby agrees upon notice of such event, to operate such Restaurant pursuant to the terms of this ss.3. The agreements in this ss.3 shall terminate as to each Restaurant on the date Buyer obtains a New License for such Restaurant, unless otherwise mutually agreed to in writing by the parties. In the event this ss.3 applies to any Restaurant, Buyer hereby grants the Company the authority, subject to the limitations and conditions herein set forth, to direct, supervise and manage the operation of the Restaurants.

                  b. The Company shall be responsible for the operation of the Restaurants, as applicable, in a first-class manner consistent with past custom and practice, and the Company's duties and responsibilities shall include, without limitation, the following:

                      (A) Supervision and training of on-site general managers,
                          floor managers and kitchen managers;

                      (B) Development of media, marketing and coordination of
                          sales programs;

                      (C) Continuous adjustment of menu and food prices based
                          upon market conditions;

                      (D) Continuous adjustment of wine lists and bar items;

                      (E) Control of food, liquor and wine costs;

                      (F) Supervision of quality and service at each Restaurant;

                      (G) Supervision of maintenance projects and remodeling;

                      (H) Supervision and purchasing of all food, liquor, wine
                          and supplies;

                      (I) Reviewing and purchasing all insurance policies;

                      (J) Supervision and hiring of personnel and control of
                          employee wages and employee benefits consistent with past custom and practice;

                      (K) Maintain the restaurant and all furniture, fixtures
                          and other equipment therein and appurtenant thereto in good repair; and

                      (L) Generally, to provide all such services and expertise
                          and first-class restaurant consistent with past custom and practice.


                  c. The Company shall keep daily sales reports, weekly sales reports, and monthly sales reports. The Company shall submit weekly sales reports by mailing the same to Buyer at Buyer's address as listed in the Merger Agreement. The Company agrees to maintain for Buyer proper and suitable records and books of accounts to be kept in accordance with past custom and practice. Such records and books of accounts shall properly record all receipts and disbursements connected with the management and operation of the Restaurants and shall, at all times, be open to the inspection and audit of any officer of Buyer, or any authorized representative of Buyer. All books, records, bills, receipts, bank books, check books, check vouchers, correspondence, lists, files, index cards, and books of account relating to lessees, concessionaires, patrons, and employees of the Restaurants, and other data and records pertaining, or in any manner, relating to the management and operation of the Restaurants shall, at all times, be safely kept and preserved by the Company.

                  d. Buyer shall, at all times, have the right to inspect the Restaurants, their operation, and inspect their books of accounts. In the event that Buyer requests information, the Company, upon reasonable notice, shall promptly respond to such inquiries for information. Buyer shall, at all times and without the consent or concurrence of the Company, have the right to make any changes to the Company's operation of the Restaurants and require that the Company implement such changes; provided, however, that Buyer will not direct the Company to implement any changes regarding the serving of alcohol.

                  e. The gross receipts of each Restaurant operated by the Company pursuant to this ss.3 shall be the exclusive property of Buyer. Pursuant to the duties and obligations covered in this ss.3, the Company shall use such gross receipts to satisfy all operating expenses of each such Restaurant operated by the Company under this ss.3 as they become due and payable. Such operating expenses include, but are not limited to; employee salaries, rent or mortgage payments, food, equipment and related supplies, and any other similar expenses which arise in the Ordinary Course of Business. In the event that any receipts remain following the disbursement of operating expense payments, such sums shall be immediately turned over to Buyer.

                                4. Miscellaneous.

                  a. This Agreement shall not be assigned in whole or in part by either party hereto.

                  b. All notices or communications to be given by any party to another party shall be made in accord with those procedures provided for in the Merger Agreement.

                  c. This Agreement may be modified only by a writing signed by both parties. The parties shall file a copy of any amendment to this Agreement with each government authority with whom the parties filed this Agreement.

                  d. Each party shall bear its own legal, accounting, and other expenses in connection with the preparation of this Agreement and the transaction contemplated hereby.

                  e. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California (without reference to any choice of law rules that would require the application of the laws of any other jurisdiction).

                  f. Any controversy or claim arising out of this Agreement shall be resolved by arbitration in accordance with ss.9.18 of the Merger Agreement.

                  g. If any party commences an action against any other to enforce any of the terms of this Agreement or because of the breach by any party of any of the terms hereof, the losing or defaulting party shall pay to the prevailing party the reasonable attorneys' fees, costs and expenses incurred in connection with the prosecution or defense of such action.

                  h. The Company acknowledges that (a) the provisions of ss.2 and ss.3 are reasonable and necessary to protect the legitimate interests of Buyer, and (b) any violation of ss.2 and ss.3 will result in irreparable injury to Buyer, the exact amount of which will be difficult to ascertain, and (c) that the remedies at law for any such violation would not be reasonable or adequate compensation to Buyer for such a violation. Accordingly, the Company agrees that if it violates the provisions of ss.2 or ss.3, in addition to any other remedy which may be available at law or in equity, Buyer shall be entitled to specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual damages.

                  i. Buyer hereby agrees to indemnify, defend and hold the Company and its directors, officers, harmless from and against any and all claims, losses, liabilities, fines, penalties, costs, damages, expenses of any nature whatsoever (including without limitation attorneys' fees and expenses) arising from the use of the Existing Licenses by Buyer or its nominee during the Interim Period.

                  j. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.


                                                GALVESTON'S STEAKHOUSE CORP.,
                                                a Delaware corporation

                                                By:  __________________________

                                                Its: __________________________



                                                PARAGON STEAKHOUSE RESTAURANTS,
                                                INC., a Delaware corporation


                                                By:  __________________________

                                                Its: __________________________

                                                                   Exhibit 2.7

                         NON-NEGOTIABLE PROMISSORY NOTE

                           $600,000, December __, 1998

         FOR VALUE RECEIVED, GALVESTON'S STEAKHOUSE CORP., a Delaware corporation ("Maker"), promises to pay to KYOTARU CO., LTD., a Japanese corporation ("Payee"), in lawful money of the United States of America, the principal sum of Six Hundred Thousand Dollars ($600,000), together with interest in arrears on the unpaid principal balance at an annual rate equal to 6.9%, in the manner provided below. Interest shall be calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed.

         This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of that certain Merger Agreement, dated August 31, 1998, as amended by that certain First Amendment to Merger Agreement dated as of September 14, 1998, that certain Second Amendment to Merger Agreement dated as of September 25, 1998 and that certain Third Amendment to Merger Agreement dated as of December 7, 1998, by and among Maker and Tri-Core Steakhouse, Inc., a Delaware corporation, on the one hand, and the Payee and Paragon Steakhouse Restaurants, Inc., a Delaware corporation, on the other hand (collectively, the "Merger Agreement"), and is subject to the terms and conditions of the Merger Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Merger Agreement.

1.       PAYMENTS

1.1      PRINCIPAL AND INTEREST

         The principal amount of this Note shall be due and payable in one installment on December __, 1999. Interest on the principal balance of this Note shall be due and payable quarterly, commencing ninety (90) calendar days from the date hereof.

1.2      MANNER OF PAYMENT

         All payments of principal and interest on this Note shall be made by wire transfer of immediately available funds to an account designated by Payee in writing. If any payment of principal or interest on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of California.

1.3      PREPAYMENT

         Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment. Any partial prepayments shall be applied to installments of principal in inverse order of their maturity. Notwithstanding anything contained herein to the contrary, the principal amount of this Note shall be reduced from Six Hundred Thousand Dollars ($600,000) to (i) Three Hundred Fifty Thousand Dollars ($350,000) should Maker prepay this Note in full, together with all accrued interest thereon, within sixty (60) calendar days of the date first written above, or (ii) Four Hundred Thousand Dollars ($400,000) should Maker prepay this
Note in full, together with all accrued interest thereon, within one hundred twenty (120) calendar days of the date first written above, in which case the interest accrued on the principal amount shall be calculated on the basis of the reduced principal amount of Three Hundred Fifty Thousand Dollars ($350,000) or Four Hundred Thousand Dollars ($400,000), as applicable.

2.       DEFAULTS

2.1      EVENT OF DEFAULT

                  The occurrence of any one or more of the following events with respect to Maker shall constitute an event of default hereunder ("Event of Default"):

                  (a) If Maker shall fail to pay when due any payment of principal or interest on this Note and such failure continues for five
         (5) days after Payee notifies Maker of such failure in writing.

                  (b) If Maker (i) files or suffers the filing of a petition in bankruptcy, either voluntarily or involuntarily, (ii) institutes or suffers the commencement of any proceeding under any bankruptcy, reorganization, arrangement, dissolution, winding up or insolvency laws relating to the relief of debtors or the appointment of a receiver, custodian or trustee, or (iii) makes an assignment for the benefit of creditors.

2.2      REMEDIES

         Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived by Payee), Payee may, at its option, (i) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance, and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note. Maker shall pay all reasonable costs and expenses incurred by or on behalf of Payee in connection with Payee's exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys' fees.

2.3      COVENANTS

         For so long as any portion of principal or interest remains unpaid under this Note, Maker shall:

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         (a) give written notice to Payee, within three (3) calendar days of the occurrence of any Event of Default; and

         (b) during any period of time an Event of Default exists, permit any representative of Payee, upon one (1) days' prior notice and during regular business hours, to inspect, visit and make copies of any of the corporate and financial books, records, documents and premises of Maker and to discuss the finances, accounts and affairs of Maker with the principal officers of Maker.

3.       MISCELLANEOUS

3.1      WAIVER

         The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing signed by Payee, (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given, and
(c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note. Maker hereby waives presentment, demand, protest and notice of dishonor and protest.

3.2      NOTICES

         Any notice required or permitted to be given hereunder shall be given in accordance with Section 9.12 of the Merger Agreement.

3.3      SEVERABILITY

         If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

3.4      GOVERNING LAW

         This Note will be governed by the laws of the State of California without regard to conflicts of laws principles.

3.5      PARTIES IN INTEREST



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         This Note shall bind Maker and its successors and assigns. This Note shall not be assigned or transferred by Payee without the express prior written consent of Maker, except by will, in default thereof, by operation of law, or to any successor or transferee in connection with the Payee's reorganization proceedings in Japan.

3.6      SECTION HEADINGS, CONSTRUCTION

         The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation.

         All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

         IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.


GALVESTON'S STEAKHOUSE CORP.,
a Delaware corporation


By:
        --------------------------------------------------
        Richard M. Lee, Chief Executive Officer




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